UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/12/2009

TRIMERIS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	56-1808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Research Triangle Park, NC 27713
(Address of principal executive offices, including zip code)

(919) 806-4682
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On August 13, 2009, Trimeris, Inc. (the "Company") issued a press release announcing financial results for the second quarter ended June 30, 2009. A copy of the press release is attached hereto as Exhibit 99.1

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2009, the Company appointed a new independent director, James R. Thomas, to the Company's Board of Directors.   Mr. Thomas was also appointed to the Audit and Finance Committee of the Company's Board of Directors. In connection with his appointment to the Board of Directors, Mr. Thomas was granted 20,000 stock options.   As a non-management director, Mr. Thomas will receive an annual cash retainer of $15,000 and an additional $1,000 per year for serving as a member of the Audit and Finance Committee. In addition, non-management directors receive $1,500 per meeting of the Board of Directors (payable for face-to-face meetings only). Non-management directors are reimbursed for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board.

Since January 1, 2008, the Company has not engaged in any reportable transactions with Mr. Thomas.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press release dated August 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

Date: August 14, 2009	By:	/s/ Michael A. Alrutz
Michael A. Alrutz
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release dated August 13, 2009.